UMB Financial Corporation

News Release

1010 Grand Boulevard

Kansas City, MO 64106

816.860.7000

umb.com

//FOR IMMEDIATE RELEASE//

Contact: Mandie Nelson, 816.860.5088

Investor Relations Contact: Abby Mayer, 816.860.1685

UMB Financial Corporation Reports 32 Percent Growth in Earnings for both Fourth Quarter and Full-Year 2008

Selected financial highlights:

    Record earnings of $98.1 million in 2008
    Average earning asset growth of 24.4 percent over the fourth quarter of 2007
    Net interest income growth of $17.5 million compared to the fourth quarter of 2007
    Continued strong liquidity, with average deposit growth of 21.2 percent over the fourth quarter of 2007
    Continued strong credit quality reflected in year-to-date net charge-offs of 0.28 percent of average loans
    Tier 1 capital ratio remains strong at 13.2 percent

Kansas City, Mo. (January 27, 2009) - UMB Financial Corporation (NASDAQ: UMBF), a financial services holding company, announced earnings for the three months ended December 31, 2008 of $20.2 million or $0.50 per share ($0.49 diluted). This is an increase of $4.9 million, or 32.2 percent, compared to fourth quarter 2007 earnings of $15.3 million or $0.37 per share ($0.37 diluted). Earnings for the year ended December 31, 2008 were $98.1 million or $2.41 per share ($2.38 diluted). This is an increase of $23.9 million, or 32.2 percent, compared to prior year earnings of $74.2 million or $1.78 per share ($1.77 diluted).

Excluding the security transfer product sale and Visa-related transactions in both periods, net income for the fourth quarter increased $2.4 million, or 13.7 percent, compared to the same period in 2007. Excluding the above items, net income for the year ended December 31, 2008 increased $16.6 million, or 22.8 percent, compared to 2007. A table reconciling GAAP net income for these items is included with this release.

"Throughout our 96 year history, a high quality balance sheet and strong capital ratios have been at the core of our operating performance, and have resulted in UMB posting a strong fourth quarter and record year," commented Mariner Kemper, Chairman and CEO of UMB Financial Corporation. "While this economic environment has been challenging for the industry, we've continued to grow our loan portfolio by sticking to our core lending principles-lend to customers we know, lend in our territory, and originate our own loans. Our record loan balances of $4.4 billion as of December 31, 2008 are proof that this strategy is paying off, while our nonperforming loans are only 0.20 percent of total loans."

Net Interest Income and Margin

Net interest income for the fourth quarter of 2008 increased $17.5 million, or 28.8 percent, compared to the same period in 2007 due primarily to higher average earning assets and increased net interest margin. Average earning assets increased by $1.7 billion, or 24.4 percent, compared to the fourth quarter of 2007. This increase was due to a $429.0 million, or 11.0 percent, increase in average loans and a $1.2 billion, or 38.8 percent, increase in total securities, including trading securities. Net interest margin increased 12 basis points to 3.66 percent for the three months ended December 31, 2008 compared to the same quarter in 2007. Largely contributing to the margin improvement was a reduction of 198 basis points in the average cost of interest-bearing liabilities, which more than offset a decrease in average earning asset yield of 134 basis points.

Noninterest Income and Expense

Noninterest income decreased $3.2 million, or 4.4 percent, for the three months ended December 31, 2008 compared to the same period in 2007. Trust and securities processing income decreased $4.1 million, or 13.4 percent, for the three months ended December 31, 2008 compared to the same period in 2007. This decrease was primarily due to a $2.2 million, or 23.5 percent, decrease in fee income from UMB Scout Funds and a $1.2 million, or 11.7 percent, decrease in fund administration and custody services. Service charges on deposits increased $0.9 million, or 4.7 percent, for the three months ended December 31, 2008 compared to the same period in 2007 due mostly to a $0.6 million increase in corporate service charges.

"The fourth quarter was a challenging period for U.S. domestic and international equity markets, which lowered our assets under management 10 percent during the same period and resulted in lower fee income. Net fund flows continued to be strong at $125.0 million during the fourth quarter, and were a record $1.1 billion for the year, demonstrating the underlying strength in our investment management business," said Peter deSilva, President and Chief Operating Officer. "Our Healthcare Services business continues to be a solid performer. We completed 2008 with more than 1.1 million HSA/FSA accounts and over $140 million in total assets. Additional fee income drivers for the year were card services with growth of 8.4 percent and trust and securities processing income, which increased 5.8 percent."

Non-interest expense increased $4.7 million, or 4.3 percent, for the three months ended December 31, 2008 compared to the same period in 2007. Salary expense increased by $6.3 million, or 11.5 percent, mostly due to higher employee base salaries, higher commissions and bonuses and higher cost of benefits. Processing fees decreased $1.0 million, or 12.0 percent, due to decreased third party custodian fees related to international transactions from mutual fund clients and fees paid by the advisor to third-party distributors of the UMB Scout Funds. Marketing and business development expense increased $2.2 million, or 57.8 percent, due to several strategic campaigns initiated in 2008 designed to acquire new customers and reinforce existing customer confidence.

Balance Sheet

Average total assets for the three months ended December 31, 2008 were $9.7 billion compared to $8.1 billion for the same period in 2007, an increase of $1.6 billion, or 20.6 percent. Average earning assets increased by $1.7 billion for the period, or 24.4 percent.

Actual loan balances on December 31, 2008 were $4.4 billion, compared to $3.9 billion on December 31, 2007. These balances were as follows:

Loans by Category (in thousands)	December 31, 2008	December 31, 2007	Change	Percent Change
Commercial, financial and agricultural	$2,128,512	$1,769,505	$359,007	20.3%
Real estate construction	89,960	83,292	6,668	8.0%
Consumer	569,879	795,826	(225,947)	(28.4)%
Real estate	1,589,902	1,262,389	327,513	25.9%
Leases	9,895	6,113	3,782	61.9%
Loans before loans held for sale	4,388,148	3,917,125	471,023	12.0%
Loans held for sale	21,886	12,240	9,646	78.8%
Total loans and loans held for sale	$4,410,034	$3,929,365	$480,669	12.2%

Nonperforming loans increased to $8.8 million at December 31, 2008 from $6.6 million at December 31, 2007. As a percentage of total loans, nonperforming loans increased to 0.20 percent of loans as of December 31, 2008 compared to 0.17 percent at December 31, 2007. Nonperforming loans are defined as nonaccrual loans and restructured loans. The company's allowance for loan losses totaled $52.3million, or 1.19 percent of loans before loans held for sale as of December 31, 2008 compared to $46.0 million, or 1.17 percent of loans before loans held for sale as of December 31, 2007.

For the three months ended December 31, 2008, average securities, including trading securities totaled $4.1 billion. This is an increase of $1.2 billion, or 38.8 percent from the same period in 2007. Average federal funds sold and resell agreements for the fourth quarter decreased $103.3 million, or 39.1 percent, from the same period in 2007 to $160.9 million.

"Our focus remains on prudently growing both sides of the balance sheet," said Mike Hagedorn, Chief Financial Officer. "In this challenging interest rate environment, the net interest margin for the fourth quarter was 3.66 percent, up from 3.54 percent in the fourth quarter of 2007. This net interest margin improvement is the result of average earning asset growth of 24.4 percent, our continued commitment to maintaining strong liquidity, and a reduction in our interest-bearing deposit costs."

Average total deposits increased $1.2 billion, or 21.2 percent, to $7.1 billion for the three months ended December 31, 2008 compared to the same period in 2007. The increase in deposits came primarily from our public funds, mutual funds, treasury management accounts, and personal savings accounts. Average savings increased $612.3 million for the three months ended December 31, 2008 as compared to 2007. Average money market accounts increased by $247.1 million, or 20.7 percent, in 2008 as compared to 2007. Average noninterest-bearing demand deposits increased $272.2 million, or 15.0 percent, compared to 2007. Total deposits as of December 31, 2008 were $7.7 billion, compared to $6.6 billion at December 31, 2007, a 17.9 percent increase.

As of December 31, 2008, UMB had total shareholders' equity of $974.8 million, a 9.5 percent increase from the same period last year. For the three months ended December 31, 2008, the company repurchased 17,245 shares at an average price of $48.24 per share for a total cost of $0.8 million.

The company announced a quarterly cash dividend of 17.5 cents per share, payable on April 1, 2009 to shareholders of record at the close of business on March 11, 2009.

Year-to-Date

Earnings for the year ended December 31, 2008 were $98.1 million or $2.41 per share ($2.38 diluted). This is an increase of $23.9 million, or 32.2 percent, compared to the prior year earnings of $74.2 million or $1.78 per share ($1.77 diluted). A $7.2 million pre-tax gain was recognized in 2007 on the sale of the securities transfer product and a $1.1 million pre-tax gain was recognized in the third quarter of 2008 as a result of a final contingent payment received on the sale of the security transfer product. This sale originated in the third quarter of 2007 and was completed in the third quarter of 2008. The fourth quarter of 2007 included a pre-tax liability accrual of $4.6 million related to the company's estimated share of Visa U.S.A., Inc.'s (Visa) covered litigation provision. As a direct result of Visa's initial public offering (IPO), a pre-tax gain of $8.9 million from the mandatory redemption of a portion of the company's Class B shares in Visa was recognized in the first quarter of 2008. The company also reduced its liability accrual in the first quarter of 2008 by $4.0 million related to the company's estimated share of Visa's covered litigation. This reduction was a result of funding the covered litigation escrow account as part of its IPO process.

Excluding the security transfer product sale and Visa-related transactions, net income for the year ended December 31, 2008 increased $16.6 million, or 22.8 percent, compared to the same period in 2007. A table reconciling GAAP net income for these items is included with this release.

Net interest income for the year ended December 31, 2008 increased $42.4 million, or 18.2 percent, compared to the same period in 2007 due primarily to higher average earning assets and net interest margin. Net interest margin increased to 3.60 percent for the year ended December 31, 2008 as compared to 3.44 percent for the same period in 2007.

Noninterest income increased $24.0 million, or 8.3 percent, to $312.8 million for the year ended December 31, 2008 as compared to the same period in 2007. The increase is primarily attributable to higher trust and securities processing income, deposit service charges, bankcard fees and the impact from the Visa transactions. Trust and securities processing income increased $6.7 million, or 5.8 percent, for year ended December 31, 2008 as compared to the same period in 2007. Deposit service charges were $5.2 million, or 6.5 percent, higher for the year ended December 31, 2008. Bankcard fees increased $3.4 million, or 8.4 percent, for the year ended December 31, 2008 as compared to the same period in 2007. A $1.1 million pre-tax gain was recognized in the third quarter of 2008 as a result of the final contingent payment received on the sale of the securities transfer product, which originated in the third quarter of 2007. Also during the third quarter of 2008, $2.8 million in pre-tax gains was recognized on the sale of securities available for sale. An $8.9 million pre-tax gain was recognized on the mandatory partial redemption of the company's holdings of Class B shares of Visa during the first quarter of 2008. This redemption was part of Visa's IPO.

Noninterest expense increased $23.0 million, or 5.6 percent, for the year ended December 31, 2008 compared to the same period in 2007. Salary expense increased by $21.1 million, or 10.2 percent, mostly due to higher employee base salaries, higher commissions and bonuses and higher employee benefit costs. Processing fees increased by $2.9 million, or 9.6 percent, due to increased third party custodian fees related to international transactions from mutual fund clients and fees paid by the advisor to third-party distributors of the UMB Scout Funds. Occupancy expense increased $2.2 million, or 7.3 percent, from the same period in 2007 due to increased repair and maintenance costs on existing facilities and additional facility security costs. Marketing expense increased $4.0 million, or 25.8 percent, from the same period in 2007 due to increased advertising and business development costs associated with gaining new customer relationships. A covered litigation provision reduction of $4.0 million related to the Visa-covered litigation escrow established due to the Visa IPO was recorded in the first quarter of 2008.

The company plans to host a conference call to discuss its fourth quarter and year-end financial results on January 28, 2009, at 8:30 a.m. (CDT). Interested parties may access the call by dialing U.S./Canada (toll-free) 800.218.8862 or access the following Web link at least ten minutes before the call begins: http://w/on24.com/r.htm?e=130448&s=1&k=39A3325858A3ADE488D0E7B22F52CC7F or visit umb.com, Investor Relations, to access the link to the live call.

A replay of the conference call may be heard until February, 11, 2009, by calling U.S./Canada (toll-free) 800.405.2236 or 303.590.3000. The replay pass code required for playback is conference 11123985#. The call replay may also be accessed via the company's web site, umb.com, by visiting the Investor Relations' area.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements rely on a number of assumptions concerning future events and are subject to risks and uncertainties, which could cause actual results to differ materially from those contemplated by the forward-looking statements in this Current Report on Form 8-K, any exhibits to this Current Report and other public statements the company may make. While management of UMB believes their assumptions are reasonable, UMB cautions that changes in general economic conditions, changes in interest rates, changes in the securities markets, changes in operations, changes in competition, technology changes, legislative or regulatory changes, the ability of customers to repay loans, changes in loan demand, increases in employee costs, our ability to integrate acquisitions and other risks and uncertainties detailed in UMB's filings with the Securities and Exchange Commission, may cause actual results to differ materially from those discussed in this release. UMB has no duty to update such statements, and undertakes no obligation to update or supplement forward-looking statements that become untrue because of new information, future events or otherwise.

Non-GAAP Financial Measures:

Certain financial measures contained in this press release exclude the gains on sale of UMB's security transfer product. This sale resulted in gains for UMB both in the third and fourth quarter of 2007 as well as the third quarter of 2008. They also exclude certain gains related to the mandatory redemption of class B common shares of Visa, Inc. and the creation and adjustment of the covered litigation provision, which occurred in the fourth quarter of 2007 and the first quarter of 2008. Financial measures, which exclude the above-referenced items, have not been determined in accordance with generally accepted accounting principles and are therefore non-GAAP financial measures. Management of UMB believes that investors' understanding of the company's performance is enhanced by disclosing these non-GAAP financial measures as a reasonable basis for comparison of the company's ongoing results of operations. These non-GAAP measures should not be considered a substitute for GAAP-basis measures and results. Our non-GAAP measures may not be comparable to non-GAAP measures of other companies. The attached Non-GAAP Reconciliation Schedule provides a reconciliation of these non-GAAP financial measures to the most closely analogous measure determined in accordance with GAAP.

About UMB:

UMB Financial Corporation (NASDAQ: UMBF) is a financial services holding company headquartered in Kansas City, Missouri, offering complete banking, asset management, health spending solutions and related financial services to both individual and business customers nationwide. Its banking subsidiaries own and operate 137 banking centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska and Arizona. Subsidiaries of the holding company and the lead bank, UMB Bank, n.a., include a fund services group based in Milwaukee, Wisconsin, single-purpose companies that deal with brokerage services and insurance, and a registered investment advisor that manages the company's proprietary mutual funds.

NON-GAAP RECONCILIATION SCHEDULE			UMB Financial Corporation
(all dollars in thousands) (unaudited)

The following tables present the reconciliation of non-GAAP financial measures to reported GAAP financial measures.

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,
	2008	2007	2008	2007
Net interest income after provision	$72,865	$57,858	$257,201	$223,351
Noninterest income	69,685	72,877	312,783	288,788
Noninterest expense	114,706	110,018	430,153	407,164
Income tax provision	7,618	5,418	41,756	30,762
Net income after taxes	20,226	15,299	98,075	74,213

Adjustments
Noninterest income
Gain on mandatory redemption of Visa, Inc. class B common stock	-	-	(8,875)	-
Gain on sale of securities transfer	-	(727)	(1,090)	(7,218)
Noninterest expense
Covered litigation provision	-	4,628	(4,023)	4,628
Total adjustments pre-tax	-	3,901	(13,988)	(2,590)
Less: Income taxes	-	1,404	(5,036)	(932)
After tax adjustments to GAAP	-	2,497	(8,952)	(1,658)
Adjusted net income	$20,226	$17,796	$89,123	$72,555

The above table presents the variation in net income on an as reported (GAAP) basis and excluding the gain on the sale of securities transfer, excluding certain gains related to the redemption of class B common shares of Visa, Inc. and the adjustment of the covered litigation provision. The press release includes commentary that compares both GAAP and non-GAAP financial measures.

CONSOLIDATED BALANCE SHEETS	UMB Financial Corporation
(unaudited, dollars in thousands)
	December 31,
Assets	2008	2007

Loans	$4,388,148	$3,917,125
Allowance for loan losses	(52,297)	(45,986)
Net loans	4,335,851	3,871,139
Loans held for sale	21,886	12,240
Investment Securities:
Available for sale	4,815,072	3,385,952
Held to maturity	49,350	37,658
Federal Reserve Bank stock and other	19,771	17,453
Trading securities	38,480	43,883
Total investment securities	4,922,673	3,484,946
Federal funds and resell agreements	235,092	712,012
Interest-bearing due from banks	577,043	2,396
Cash and due from banks	423,599	806,038
Bank premises and equipment, net	226,790	235,528
Accrued income	64,513	62,021
Goodwill	104,924	94,512
Other intangibles	18,101	16,463
Other assets	46,124	45,664
Total assets	$10,976,596	$9,342,959

Liabilities
Deposits:
Noninterest - bearing demand	$2,383,454	$2,094,422
Interest-bearing demand and savings	3,880,165	2,959,109
Time deposits under $100,000	789,375	852,837
Time deposits of $100,000 or more	672,332	644,434
Total deposits	7,725,326	6,550,802
Federal funds and repurchase agreements	2,127,353	1,734,749
Short-term debt	15,807	33,753
Long-term debt	35,925	36,032
Accrued expenses and taxes	81,429	76,362
Other liabilities	15,945	20,687
Total liabilities	10,001,785	8,452,385

Shareholders' Equity
Common stock	55,057	55,057
Capital surplus	707,812	702,914
Retained earnings	502,073	430,824
Accumulated other comprehensive income	41,105	12,246
Treasury stock	(331,236)	(310,467)
Total shareholders' equity	974,811	890,574
Total liabilities and shareholders' equity	$10,976,596	$9,342,959

Consolidated Statements of Income			UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)
	Three Months Ended		Year Ended
	December 31,		December 31,
Interest Income	2008	2007	2008	2007
Loans	$59,168	$67,252	$241,727	$270,638
Securities:
Taxable interest	32,145	26,376	110,353	97,573
Tax-exempt interest	6,685	6,627	26,246	25,269
Total securities income	38,830	33,003	136,599	122,842
Federal funds and resell agreements	388	3,000	7,799	18,659
Interest-bearing due from banks	425	26	467	117
Trading securities	331	422	1,381	2,157
Total interest income	99,142	103,703	387,973	414,413

Interest Expense
Deposits	18,611	31,026	89,744	120,217
Federal funds and repurchase agreements	1,748	11,263	21,306	59,250
Short-term debt	38	150	222	591
Long-term debt	380	406	1,650	1,671
Total interest expense	20,777	42,845	112,922	181,729
Net interest income	78,365	60,858	275,051	232,684
Provision for loan losses	5,500	3,000	17,850	9,333
Net interest income after provision for loan losses	72,865	57,858	257,201	223,351

Noninterest Income
Trust and securities processing	26,363	30,454	122,255	115,585
Trading and investment banking	4,854	4,541	19,636	19,288
Service charges on deposits	20,884	19,945	85,064	79,880
Insurance fees and commissions	1,132	875	4,564	3,418
Brokerage fees	2,230	1,999	8,660	8,023
Bankcard fees	10,463	10,541	43,348	39,972
Gain on sale of securities transfer, net	-	727	1,090	7,218
Gains on sale of securities available for sale, net	94	1,007	3,334	1,010
Gain on mandatory redemption of Visa, Inc. class B common stock	-	-	8,875	-
Other	3,665	2,788	15,957	14,394
Total noninterest income	69,685	72,877	312,783	288,788

Noninterest Expense
Salaries and employee benefits	60,607	54,345	227,938	206,883
Occupancy, net	8,520	7,833	32,472	30,255
Equipment	13,112	12,901	53,044	52,711
Supplies and services	6,042	6,108	24,221	23,435
Marketing and business development	6,106	3,869	19,431	15,443
Processing fees	7,565	8,593	32,742	29,861
Legal and consulting	3,183	2,656	8,214	8,451
Bankcard	2,959	2,980	11,537	11,064
Amortization of other intangibles	847	721	3,105	2,943
Covered litigation provision	-	4,628	(4,023)	4,628
Other	5,765	5,384	21,472	21,490
Total noninterest expense	114,706	110,018	430,153	407,164

Income before income taxes	27,844	20,717	139,831	104,975
Income tax provision	7,618	5,418	41,756	30,762
Net income	$20,226	$15,299	$98,075	$74,213

Per Share Data
Net income - basic	$0.50	$0.37	$2.41	$1.78
Net income - diluted	0.49	0.37	2.38	1.77
Dividends	0.18	0.15	0.66	0.57
Weighted average shares outstanding	40,664,394	41,279,865	40,739,240	41,712,223

Consolidated Statements of
Shareholders' Equity				UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)

				Accumulated
				Other
	Common	Capital	Retained	Comprehensive	Treasury
	Stock	Surplus	Earnings	Income (Loss)	Stock	Total
Balance - January 1, 2007	$55,057	$699,794	$380,464	$(17,259)	$(269,181)	$848,875
Comprehensive income
Net income	-	-	74,213	-	-	74,213
Change in unrealized losses on securities	-	-	-	29,505	-	29,505
Total comprehensive income						103,718
Cash dividends ($0.57 per share)	-	-	(23,853)	-	-	(23,853)
Purchase of treasury stock	-	-	-	-	(43,309)	(43,309)
Issuance of equity awards	-	(946)	-	-	1,083	137
Recognition of equity based compensation	-	3,383	-	-	-	3,383
Net tax benefit related to equity compensation plans	-	26	-	-	-	26
Sale of treasury stock	-	321	-	-	181	502
Exercise of stock options	-	336	-	-	759	1,095
Balance - December 31, 2007	$55,057	$702,914	$430,824	$12,246	$(310,467)	$890,574

Balance - January 1, 2008	$55,057	$702,914	$430,824	$12,246	$(310,467)	$890,574
Comprehensive income
Net income	-	-	98,075	-	-	98,075
Change in unrealized gains on securities	-	-	-	28,859	-	28,859
Total comprehensive income						126,934
Cash dividends ($0.66 per share)	-	-	(26,826)	-	-	(26,826)
Purchase of treasury stock	-	-	-	-	(23,406)	(23,406)
Issuance of equity awards	-	(899)	-	-	1,039	140
Recognition of equity based compensation	-	4,212	-	-	-	4,212
Net tax benefit related to equity compensation plans	-	367	-	-	-	367
Sale of treasury stock	-	392	-	-	170	562
Exercise of stock options	-	826	-	-	1,428	2,254
Balance - December 31, 2008	$55,057	$707,812	$502,073	$41,105	$(331,236)	$974,811

Average Balances / Yields and Rates		UMB Financial Corporation
(tax - equivalent basis)
(unaudited, dollars in thousands)	Year Ended December 31,
	2008		2007
	Average	Average	Average	Average
Assets	Balance	Yield/Rate	Balance	Yield/Rate
Loans, net of unearned interest	$4,193,871	5.77%	$3,901,853	6.94%
Securities:
Taxable	2,614,787	4.22	2,061,994	4.73
Tax-exempt	764,070	5.20	725,765	5.12
Total securities	3,378,857	4.44	2,787,759	4.83
Federal funds and resell agreements	321,757	2.42	360,288	5.18
Interest-bearing due from banks	68,548	0.68	2,307	5.07
Trading securities	40,622	3.69	57,028	3.96
Total earning assets	8,003,655	5.02	7,109,235	6.00
Allowance for loan losses	(49,525)		(45,647)
Other assets	943,756		932,698
Total assets	$8,897,886		$7,996,286

Liabilities and Shareholders' Equity
Interest-bearing deposits	$4,596,100	1.95%	$3,936,104	3.05%
Federal funds and repurchase agreements	1,288,901	1.65	1,272,699	4.66
Borrowed funds	53,735	3.48	49,777	4.54
Total interest-bearing liabilities	5,938,736	1.90	5,258,580	3.46
Noninterest-bearing demand deposits	1,936,170		1,780,098
Other liabilities	89,925		83,530
Shareholders' equity	933,055		874,078
Total liabilities and shareholders' equity	$8,897,886		$7,996,286
Net interest spread		3.12%		2.54%
Net interest margin		3.60		3.44

	Three Months Ended December 31,
	2008		2007
	Average	Average	Average	Average
Assets	Balance	Yield/Rate	Balance	Yield/Rate
Loans, net of unearned interest	$4,344,523	5.42%	$3,915,493	6.82%
Securities:
Taxable	3,323,272	3.85	2,188,027	4.78
Tax-exempt	789,597	5.14	754,429	5.13
Total securities	4,112,869	4.10	2,942,456	4.87
Federal funds and resell agreements	160,926	0.96	264,226	4.50
Interest-bearing due from banks	265,372	0.64	2,347	4.40
Trading securities	36,873	4.12	46,539	3.84
Total earning assets	8,920,563	4.58	7,171,061	5.92
Allowance for loan losses	(52,300)		(46,711)
Other assets	863,460		944,466
Total assets	$9,731,723		$8,068,816

Liabilities and Shareholders' Equity
Interest-bearing deposits	$5,065,085	1.46%	$4,089,202	3.01%
Federal funds and repurchase agreements	1,468,372	0.47	1,129,856	3.95
Borrowed funds	75,557	2.20	51,644	4.27
Total interest-bearing liabilities	6,609,014	1.25	5,270,702	3.23
Noninterest-bearing demand deposits	2,082,508		1,810,307
Other liabilities	85,948		93,551
Shareholders' equity	954,253		894,256
Total liabilities and shareholders' equity	$9,731,723		$8,068,816
Net interest spread		3.33%		2.69%
Net interest margin		3.66		3.54

FOURTH QUARTER 2008
FINANCIAL HIGHLIGHTS	UMB Financial Corporation
(unaudited, dollars in thousands, except share and per share data)

Year Ended December 31	2008	2007
Net interest income	$275,051	$232,684
Provision for loan losses	17,850	9,333
Noninterest income	312,783	288,788
Noninterest expense	430,153	407,164
Income before income taxes	139,831	104,975
Net income	98,075	74,213
Net income per share - Basic	2.41	1.78
Net income per share - Diluted	2.38	1.77
Return on average assets	1.10%	0.93%
Return on average equity	10.51%	8.49%

Three Months Ended December 31
Net interest income	$78,365	$60,858
Provision for loan losses	5,500	3,000
Noninterest income	69,685	72,877
Noninterest expense	114,706	110,018
Income before income taxes	27,844	20,717
Net income	20,226	15,299
Net income per share - Basic	0.50	0.37
Net income per share - Diluted	0.49	0.37
Return on average assets	0.83%	0.75%
Return on average equity	8.43%	6.79%

At December 31
Assets	$10,976,596	$9,342,959
Loans, net of unearned interest	4,388,148	3,917,125
Securities	4,922,673	3,484,946
Deposits	7,725,326	6,550,802
Shareholders' equity	974,811	890,574
Book value per share	23.81	21.55
Market price per share	49.14	38.36
Equity to assets	8.89%	9.53%
Allowance for loan losses	$52,297	$45,986
As a % of loans	1.19%	1.17%
Nonaccrual and restructured loans	$8,816	$6,581
As a % of loans	0.20%	0.17%
Loans over 90 days past due	$6,923	$2,922
As a % of loans	0.16%	0.07%
Other real estate owned	$1,558	$1,151
Net loan charge-offs quarter-to-date	$3,848	$3,189
As a % of average loans	0.35%	0.33%
Net loan charge-offs year-to-date	$11,756	$8,273
As a % of average loans	0.28%	0.21%

Common shares outstanding	40,947,795	41,327,364

Average Balances
Year Ended December 31
Assets	$8,897,886	$7,996,286
Loans, net of unearned interest	4,193,871	3,901,853
Securities	3,378,857	2,787,759
Deposits	6,532,270	5,716,202
Shareholders' equity	933,055	874,078

Selected Financial Data
of Affiliate Banks			UMB Financial Corporation
(unaudited, dollars in thousands)	December 31, 2008
		Loans
		Net of
	Total	Unearned	Total	Shareholders'
Missouri	Assets	Interest	Deposits	Equity
UMB Bank, n.a.	$9,254,246	$3,582,029	$6,668,392	$626,165

Colorado
UMB Bank Colorado, n. a.	932,221	527,440	733,028	155,176

Kansas
UMB National Bank of America	835,909	221,695	372,135	78,763

Arizona
UMB Bank Arizona, n. a.	78,266	75,008	23,817	8,682

Banking - Related Subsidiaries
UMB Community Development Corporation
UMB Banc Leasing Corp.
UMB Financial Services, Inc.
UMB Scout Insurance Services, Inc.
UMB Capital Corporation
United Missouri Insurance Company
UMB Trust Company of South Dakota
Scout Investment Advisors, Inc.
UMB Fund Services, Inc.
UMB Consulting Services, Inc.
Kansas City Realty Company
Kansas City Financial Corporation
UMB Redevelopment Corporation
UMB Realty Company, LLC
UMB National Sales Corporation
Grand Distribution Services, LLC
UMB Distribution Service, LLC